Exhibit 5.1

150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200

August 8, 2019
i3 Verticals, Inc.
40 Burton Hills Blvd, Suite 415
Nashville, Tennessee 37215

Re: Shelf Registration Statement of i3 Verticals, Inc. on Form S-3

Ladies and Gentlemen:
We have acted as counsel to i3 Verticals, Inc., a Delaware corporation (the “Company”) in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”).
The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration (a) for issue and sale by the Company of up to $250,000,000 offering price of (i) shares of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.0001 par value per share (“Preferred Stock”), (iii) warrants to purchase Class A Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase Class A Common Stock or Preferred Stock (the “Rights”), and (vi) units composed of any of the foregoing (the “Units”), and (b) for resale by certain selling securityholders (the “Selling Securityholders”) of up to 13,145,534 shares of Class A Common Stock (the “Selling Securityholder Shares”), including (i) shares of Class A Common Stock that are issued and outstanding as of the date hereof (the “Selling Securityholder Existing Shares”), and (ii) shares of Class A Common Stock issuable to certain Selling Securityholders upon the exchange by such Selling Securityholders of an equivalent number of common units of i3 Verticals, LLC, a Delaware limited liability company, together with a corresponding number of shares of the Company’s Class B common stock, $0.0001 par value per share (the “Selling Securityholder Exchanged Shares”). The shares of Class A Common Stock that are being registered for issue and sale by the Company are referred to herein as the “Company Shares” and, together with the Selling Securityholder Shares, collectively, the “Common Stock.” The Common Stock, Preferred Stock, Warrants, Rights and Units, plus any additional Common Stock, Preferred Stock, Warrants, Rights and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”
In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and have relied upon, certificates of officers of the Company with respect to certain factual matters.

i3 Verticals, Inc.
August 8, 2019

Except to the extent we opine as to the binding effect and/or enforceability of certain documents as set forth in paragraphs 5, 6 and 7 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacity of all natural persons.
The opinions expressed below are also based on the assumption that the Registration Statement has been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities.
Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1. When an issuance of Company Shares has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), and (b) authorized by the Board of Directors in connection with the offering contemplated by the applicable Prospectus, such Company Shares will be validly issued, fully paid and nonassessable.
2. The Selling Securityholder Existing Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
3. When (a) an issuance of Selling Securityholder Exchanged Shares has been duly authorized by all necessary corporate action of the Company, (b) such Selling Securityholder Exchanged Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Selling Securityholder, and (c) such Exchanged Shares have been issued by the Company against payment therefor in an amount not less than the par value thereof in the manner contemplated by the i3 Verticals, LLC Limited Liability Company Agreement (as the same may be amended from time to time), and by such corporate action, such Selling Securityholder Exchanged Shares will be validly issued, fully paid and nonassessable.
4. (a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and the Company’s Amended and Restated Bylaws (“Bylaws”), and applicable law, and duly authorized by all necessary corporate action of the Company, and (b) assuming that either an appropriate certificate of amendment of the Company’s Certificate of Incorporation or a certificate of designation, in either case, fixing and determining the terms of such class or series of Preferred Stock has been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the Secretary of State of the State of Delaware, and (c) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation, then upon issuance and delivery of and payment for such

i3 Verticals, Inc.
August 8, 2019

shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such corporate action, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) the exercise of any duly issued Rights exercisable for Preferred Stock or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and nonassessable.
5. (a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the other Securities for which the Warrants will be exercisable have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and Bylaws and the Warrant Agreement, and (c) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such corporate action, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.
6. (a) When a rights agreement relating to the Rights (the “Rights Agreement”) has been duly authorized, executed and delivered and the Rights and the other Securities for which the Rights will be exercisable have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Rights and of their issuance and sale have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws and the Rights Agreement, and (c) assuming that the terms of the Rights as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Rights, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Rights as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Rights are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Rights in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Rights Agreement and by such corporate action, the Rights (including any Rights issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Rights) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Rights will be validly issued.

i3 Verticals, Inc.
August 8, 2019

7. (a) When a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized, executed and delivered and the Units have been duly authorized by all necessary corporate action of the Company, and (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, and (c) assuming that the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such corporate action, the Units will constitute valid and binding obligations of the Company.
Our opinions set forth in the paragraphs above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.
To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Warrant Agreement for any Warrants, under the Rights Agreement for any Rights and under the Unit Agreement for any Units, namely, the warrant agent, the rights agent or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Warrant Agreement, Right Agreement or Unit Agreement, as applicable; that such Warrant Agreement, Right Agreement or Unit Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement, Rights Agreement or Unit Agreement, as applicable.
Our opinions expressed herein are limited to the Delaware General Corporation Law. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction or to state or federal antitrust laws. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

i3 Verticals, Inc.
August 8, 2019

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Bass, Berry & Sims PLC